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                                                                    EXHIBIT 23.7



                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
SupplyBase, Inc.:

We consent to the inclusion of our report dated March 24, 2000, with respect to the balance sheets of SupplyBase, Inc. as of December 31, 1998 and 1999, and the related statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1999, in the Registration Statement on Form S-4 of i2 Technologies, Inc. and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                                          /s/ KPMG LLP

San Francisco, California
April 17, 2000